UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015

AURORA DIAGNOSTICS HOLDINGS, LLC

(Exact name of registrant as specified in charter)

Delaware	333-176790	20-4918072

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11025 RCA Center Drive, Suite 300, Palm Beach Gardens, Florida  33410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 420-5512

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On March 26, 2015, McGladrey LLP ("McGladrey") resigned as the independent public accountant for Aurora Diagnostics Holdings, LLC (the “Company).  The resignation was the result of their identification of a prohibited relationship between an associated entity of McGladrey with an entity under common control of the Company.  The prohibited relationship began during the period ended June 30, 2013.

The Company had expected to file its Annual Report on Form 10-K for the year ended December 31, 2014 prior to the filing deadline of March 31, 2015.  However, due to the timing of McGladrey’s resignation, the Company was unable to file its Annual Report on Form 10-K for the year ended December 31, 2014 by that date.

The reports of McGladrey on the Company’s consolidated financial statements for the fiscal years ended December 31, 2012 and 2013 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2013 and 2014 and the subsequent interim period from January 1, 2015 through the date hereof, (i) the Company had no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference to the subject matter of the disagreements in connection with its report on the consolidated financial statements for such periods, and (ii) there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

Effective March 31, 2015, the Company engaged Crowe Horwath, LLP (“Crowe”), as its principal independent accountants to audit the financial statements of the Company. The decision to engage Crowe as the Company’s principal independent accountants was approved by the Company’s Audit Committee.  During the two most recent fiscal years and any subsequent period prior to engaging Crowe, the Company has not consulted with Crowe regarding either: (i) application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Crowe concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions) or reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).

The Company provided McGladrey with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (the “Commission”) and requested that McGladrey furnish the Company with a letter addressed to the Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of McGladrey's letter, dated April 1, 2015, is attached as Exhibit 16.1 to this Form 8-K.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 26, 2015, McGladrey also informed the Company that, because of the matters described in this Report under Item 4.01, McGladrey can no longer support and the Company should not rely on (i) McGladrey’s completed interim reviews for the periods ended June 30, 2013, September 30, 2013, March 31, 2014, June 30, 2014 and September 30, 2014 with respect to the Company’s financial statements contained in the Company’s Form 10-Qs for the quarters then ended and filed with the Commission on August 12, 2013, November 12, 2013, May 13, 2014, August 12, 2014, and November 12, 2014, respectively, or (ii) McGladrey’s Report of Independent Registered Public Accounting Firm dated March 25, 2014 related to its audit of the Company’s consolidated financial statements for the year ended December 31, 2013 contained in the Form 10-K filed with the Commission on March 25, 2014.  The Company’s Vice President, Controller, and Treasurer was authorized by the Audit Committee to discuss, and did discuss, these matters with McGladrey.

The Company provided McGladrey with a copy of this Form 8-K prior to its filing with the Commission and requested that McGladrey furnish the Company as promptly as possible with a letter addressed to the Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of McGladrey's letter, dated April 1, 2015, is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

16.1            Letter from McGladrey LLP, dated April 1, 2015, to the Securities and Exchange Commission regarding change in certifying accountant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aurora Diagnostics Holdings, LLC
April 1, 2015	/s/ Michael C. Grattendick
Michael C. Grattendick
Vice President, Controller, and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
16.1	Letter from McGladrey LLP, dated April 1, 2015, to the Securities and Exchange Commission regarding change in certifying accountant.